Exhibit 1.01

MARVELL TECHNOLOGY GROUP LTD.

CONFLICT MINERALS REPORT

(For the reporting period January 1, 2016 to December 31, 2016)

This Conflict Minerals Report (this “Report”) of Marvell Technology Group Ltd. has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934 (collectively, the “Rule”) for the reporting period January 1, 2016 to December 31, 2016.

The Rule imposes certain reporting obligations on Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain certain minerals that are necessary to the functionality or production of their products. The specified minerals, which are collectively referred to in this Report as “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which the SEC has currently limited to tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. For purposes of this Report, references to “Marvell,” “we,” “us,” “our” or the “Company” mean Marvell Technology Group Ltd. and its consolidated subsidiaries.

To comply with the Rule, we conducted due diligence on the origin, source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of the products that we manufactured or contracted to manufacture to ascertain whether these Conflict Minerals originated in a Covered Country and financed or benefited armed groups (as defined in Section 1, Item 1.01(d)(2) of Form SD) in any of these countries.

Pursuant to SEC guidance issued April 29, 2014 and the SEC order issued May 2, 2014, Marvell is not required to describe any of its products as “DRC conflict free” (as defined in Section 1, Item 1.01(d)(4) of Form SD), “DRC conflict undeterminable” (as defined in Section 1, Item 1.01(d)(5) of Form SD) or “having not been found to be ‘DRC conflict free,’” and therefore makes no conclusion in this regard in the report presented herein.

I.    Marvell and Its Products

We are a fabless provider of high-performance, application-specific standard products. Our core strength of expertise is the development of complex system-on-a-chip (“SoC”) devices, leveraging our technology portfolio of intellectual property in the areas of analog, mixed-signal, digital-signal processing, and embedded and standalone integrated circuits. We also develop integrated hardware platforms along with software that incorporates digital computing technologies designed and configured to provide an optimized computing solution. Our broad product portfolio includes devices for storage, networking and connectivity.

Our current product offerings are primarily in three broad end markets: storage, networking and connectivity.

Storage Products. We are a market leader in data storage controller solutions spanning consumer, mobile, desktop and enterprise markets. Our storage solutions enable customers to engineer high-volume products for hard disk drives (“HDD”) and solid state drives (“SSD”). Our storage products include HDD controllers, SSD controllers, HDD components and enterprise storage solutions.

Networking Products. Our networking products address end markets in cloud, enterprise, small and medium business and service provider networks. These products include Ethernet solutions and embedded communication processors.

Connectivity Products. Our connectivity products address end markets in consumer, enterprise, desktop, service provider networks and automotive. These products include network processors and a variety of platform and SoC solutions.

Products Covered by this Report. The products contracted by the Company to be manufactured for which manufacturing was completed during calendar year 2016 consisted of integrated circuits or products incorporating integrated circuits that contained small amounts of gold, tantalum, tin and tungsten. These Conflict Minerals are necessary to the functionality or production of each of our integrated circuit products and components. For purposes of this Report, therefore, “products” refers to the products in the product categories listed above for which the manufacturing was completed during calendar year 2016, and “suppliers” refers to our product suppliers.

II.    Manufacturing and Supply Chain

We employ a “fabless” model for the manufacture, assembly and testing of our integrated circuits. We do not own or operate foundries or manufacturing facilities. We outsource our integrated circuit manufacturing to third-party foundries, primarily in Asia. We also outsource all product packaging and testing of our products to several assembly and test subcontractors primarily located in Asia.

As a result of our fabless model, we are a downstream actor in a complex supply chain. Our semiconductor products typically contain many parts and components obtained from a global network of direct suppliers. Furthermore, we often do not have meaningful leverage over upstream actors in the supply chain, as there are multiple tiers of suppliers between us and the ultimate sources of the raw materials used in the manufacture of our integrated circuit products and our other products that incorporate integrated circuits. Raw materials purchased by our direct and indirect suppliers contain gold, tantalum, tin and tungsten obtained from smelters and refiners that, in turn, source those minerals from traders and mines in various countries. Because we do not purchase materials directly from any of these processing facilities, we have relied on our direct suppliers and on information available from industry sources for purposes of this Report.

III.    Reasonable Country of Origin Inquiry

We requested that our direct suppliers complete in full the Electronics Industry Citizenship Coalition (“EICC”)–Global e-Sustainability Initiative (“GeSI”) Conflict Minerals Reporting Template (the “CMRT”). The CMRT is designed to request from suppliers sufficient information regarding such suppliers’ practices with respect to the sourcing of Conflict Minerals to enable Marvell to comply with its requirements under the Rule.

Based on the results of our reasonable country of origin inquiry (“RCOI”), we have reason to believe that some of the Conflict Minerals present in our products may have originated in the Covered Countries. We are therefore required by the Rule to file with the SEC a Form SD and a Conflict Minerals Report as an exhibit thereto.

IV.    Due Diligence Design

On the basis of the information obtained as a result of our RCOI, we conducted a broader due diligence investigation regarding the source and chain of custody of the Conflict Minerals contained in our products. There is significant overlap between our RCOI and due diligence processes, and the due diligence measures that we put in place are an extension of the CMRT-based RCOI process. These due diligence measures have been designed to conform, in all material respects, with the framework specified in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, Third Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”), specifically as the OECD Guidance pertains to downstream purchasers in the minerals supply chain. The OECD Guidance specifies a five-step framework for risk-based due diligence for responsible supply chains of minerals sourced from conflict-affected and high-risk areas.

V.    Due Diligence Performed

Step 1: Establish Strong Company Management Systems.

•	Marvell maintains a Policy Statement on Conflict Minerals (the “Conflict Minerals Policy”), which provides that Marvell does not support the use of Conflict Minerals that are mined, transported or traded to fund human rights violations, social unrest, political repression or conflict or the use of metal derived from such Conflict Minerals. The Conflict Minerals Policy has been posted on our website at www.marvell.com under the heading “Company” – “Investor Relations” – “Governance” – “Social Responsibility.”

•	Marvell also maintains a Supplier Code of Conduct that, among other things, requires our suppliers to comply with the Conflict Minerals Policy, as well as with the Marvell Code of Ethics and the EICC Code of Conduct. The Supplier Code of Conduct is also posted on our website at www.marvell.com under the heading “Company” – “Investor Relations” – “Governance” – “Social Responsibility.”

•	The implementation of Marvell’s RCOI and the conducting of due diligence on the source and chain of custody of Marvell’s necessary Conflict Minerals are managed by a cross-functional Conflict Minerals Working Group under the direction of the Corporate Social Responsibility section of our Legal Department and with oversight by our Corporate Social Responsibility Committee (the “ CSR Committee”). The Conflict Minerals Working Group, comprised of subject matter experts from the Quality Systems group within our Operations organization and from our Legal Department, reports its activities to the CSR Committee at each of its meetings, and a representative of the CSR Committee reports at least once a year to the Audit Committee of our Board of Directors. The CSR Committee includes representatives from our Finance, Human Resources, Internal Audit, Legal, Operations and Sales Departments.

•	We used a multi-layer approach to convey our supplier responsibility expectations to our direct suppliers. All of our direct suppliers have been provided with our Conflict Minerals Policy, Supplier Code of Conduct and Product and Manufacturing Specifications, and these documents are provided to new suppliers as part of our Conflict Minerals due diligence process. Marvell’s Product and Manufacturing Specifications contain provisions requiring that suppliers (i) comply with the Conflict Minerals Policy and the Supplier Code of Conduct and (ii) cooperate with Marvell in providing the information required by the CMRT, and also stipulate the consequences of breaching such provisions.

•	We maintain a data retention policy to retain material conflict minerals-related records electronically for a period of at least five (5) years from the date of creation.

•	We maintain our Marvell Concern Line, managed by an independent firm, which is available to our employees and the general public to enable them to anonymously ask questions regarding compliance and ethical issues and to report illegal and unethical activities, including general inquiries and grievances. Access to the Marvell Concern Line has been specifically extended to our direct suppliers.

Step 2: Identify and Assess Risk in the Supply Chain.

•	We received completed CMRTs from 100% of our direct suppliers and used our suppliers’ completed CMRTs to identify smelters and refiners and determine mine and country of origin.

•     We are a member of the EICC and the EICC and GeSI Conflict-Free Sourcing Initiative (“CFSI”) working groups. As a member of the CFSI, a leading industry program that helps its members to manage risk by improving supply chain transparency with respect to Conflict Minerals, Marvell has access to CFSI RCOI data that aids us in determining the mine or location of origin of the Conflict Minerals in our supply chain.

•	We cross-checked information received from our suppliers against data made available by these industry organizations and against additional information obtained from our customers and our own research to determine whether such facilities are validated as compliant with the assessment protocols of the CFSI’s Conflict-Free Smelter Program (the “CFSP”). When necessary, we engaged with smelters and refiners that we identified as high-risk to encourage such facilities to obtain a “conflict-free” designation from an independent, third-party audit program.

Step 3: Design and Implement a Strategy to Respond to Identified Risks.

•	We have developed procedures for sending CMRTs to our suppliers on a bi-annual basis, reviewing their responses, consolidating the information in a central database and following up with the suppliers to address any incomplete or inconsistent responses.

•	We surveyed our suppliers to gain further insights into their conflict minerals due diligence programs and processes, reviewing responses, assessing risk and following up with suppliers to address any inconsistencies, insufficient responses or insufficient documentation.

•	We encouraged our suppliers to conduct investigations of any smelters or refiners that we identified as high-risk, and worked with our suppliers to mitigate such risk and, where unsuccessful, to transition their processing to CFSP-validated smelters or refiners.

•	We shared with our suppliers our expectations regarding sourcing from “conflict-free” designated smelters and refiners.

•	When necessary, we directly encouraged the smelters and refiners from which our suppliers source Conflict Minerals to maintain their “conflict-free” designation, to complete action items required to obtain a “conflict-free” designation or to participate in an independent third-party audit program.

•	If, on the basis of issues that are identified as a result of either (i) the supplier data acquisition or engagement processes or (ii) the receipt of information from other sources, Marvell determines that there is a reasonable risk that a supplier is sourcing Conflict Minerals that are directly or indirectly financing or benefiting armed groups, Marvell will enforce the Conflict Minerals Policy and the Supplier Code of Conduct and the other policies incorporated therein by means of a series of escalations.

•	Such escalations shall be determined at the discretion of the Conflict Minerals Working Group and, as appropriate, of the CSR Committee and the Audit Committee of the Board of Directors, and may range from prompt engagement with the supplier to resolve the sourcing issue, to requiring such supplier to implement a risk management plan (which plan may involve, as appropriate, remedial action up to and including disengagement from upstream suppliers), to disengagement by Marvell from the applicable supplier.

Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence.

Given that we do not source Conflict Minerals directly from smelters and refiners, we rely on third parties, including the CFSI, to coordinate and conduct third-party audits of these facilities. We rely on the published results of these third-party audits to validate the responsible sourcing practices of the smelters and refiners in our supply chain.

Step 5: Report on Supply Chain Due Diligence.

As required by the Rule, we have filed a Form SD and a Conflict Minerals Report as an exhibit thereto for the 2016 calendar year reporting period. The Form SD and Conflict Minerals Report are also available on our website at www.marvell.com under the heading “Company” – “Investor Relations” – “Governance” – “Social Responsibility.”

VI.    Conflict Minerals Processing Facilities

Based on the information provided by our direct suppliers, and otherwise obtained through the due diligence process described above, we have provided information regarding the processing facilities from which we source the Conflict Minerals contained in our products in Appendix A to this Report. Because some of our direct suppliers provided supply chain information on a company level rather than on a product level, this list may include facilities that did not actually process Conflict Minerals contained in our products.

VII.    Country of Origin of Conflict Minerals

Based on the information provided by our direct suppliers, and otherwise obtained through the due diligence process described above, some of the Conflict Minerals necessary to the functionality or production of our products may have originated from mines located in the Covered Countries. As shown in Appendix A, we determined during our due diligence that many of the smelters and refiners providing minerals to our direct suppliers that may have originated from mines located in the Covered Countries are CFSP-validated or actively engaged in the CFSP compliance process. For the CFSP “known smelters” whose status is unknown, we have not received information indicating or suggesting that our sourcing of necessary Conflict Minerals financed or benefitted armed groups in any of the Covered Countries.

VIII.    Efforts to Determine Mine or Location of Origin

As a downstream company, the primary focus of our due diligence on the source and chain of custody of the Conflict Minerals in our supply chain was on the collection and assessment of the CMRT data provided by our direct suppliers. As described above, we supplemented that data using data obtained from the CFSI, our customers and our own research. We were unable to ascertain the country of origin of all necessary Conflict Minerals contained in our products because certain smelters and refiners had not yet received a “conflict-free” designation from an independent third-party audit program and did not respond to our requests for country of origin data.

IX.    Results of Conflict Minerals Due Diligence

Based on the results of the due diligence process with respect to the source and chain of custody of the Conflict Minerals contained in our products conducted for the 2016 reporting year, we do not have sufficient information to determine whether or not the Conflict Minerals contained in our products directly or indirectly financed or benefitted armed groups in the Covered Countries.

X.    Independent Private Sector Audit

Given that Marvell has not voluntarily elected to describe any of its products as “DRC conflict free,” an independent private sector audit of this Report has not been conducted.

XI.    Steps to Mitigate Risk

The Company intends to take the following steps, among others, to further mitigate the risk that the Conflict Minerals necessary to the functionality or production of our products benefit armed groups in the Covered Countries:

•	We intend to continue to monitor our direct suppliers’ Conflict Minerals sourcing practices to ensure that direct suppliers remain in compliance with our Conflict Minerals Policy and Supplier Code of Conduct.

•	We intend to continue to engage with our direct suppliers, and, when necessary, the smelters and refiners from which our suppliers source Conflict Minerals, to attempt obtain updated information regarding our supply chain, including CFSI “known smelters” listed on the CFSI’s Smelter Reference List and the location of the mines from which the Conflict Minerals originate.

•	We intend to continue to engage with our direct suppliers to encourage their smelters and refiners to obtain a “conflict-free” designation from an independent third-party audit program.

•	We intend to continue to, when necessary, directly encourage the smelters and refiners from which our suppliers source Conflict Minerals to obtain a “conflict-free” designation from an independent third-party audit program.

•	We intend to advise any of our direct suppliers found to be sourcing from smelters or refiners that we identify as high-risk to establish an alternative source for Conflict Minerals.

•	We intend to continue to engage in the EICC, the CSFI and other industry initiatives promoting “conflict-free” supply chains.

*    *    *    *

FORWARD LOOKING STATEMENTS

Statements relating to due diligence improvements and certain other statements herein are forward-looking in nature and are based on Marvell’s management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of Marvell’s control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including Marvell’s) are not incorporated by reference in, or considered to be a part of, this CMR, unless expressly incorporated by reference herein.

Appendix A

Conflict Minerals Processing Facilities Status as of May 1, 2017

For the 2016 reporting year, our suppliers identified 214 smelters and refiners as potential sources of conflict minerals. Of such smelters and refiners, 213 have been validated as compliant with the assessment protocols of the CFSP or other independent third-party audit program, and 1 is active with the CFSP or participating in an independent third-party audit program.

Table 1 summarizes the validation status of smelters and refiners; Table 2 contains the name and validation status of each smelter and refiner. The validation statuses used in such tables have the following meanings:

1.	“Validated” means validated as compliant with the CFSP assessment protocols or other independent third-party audit program as a result of providing sufficient documentation to demonstrate with reasonable confidence that the Conflict Minerals they processed originated from conflict-free sources, and includes smelters and refiners that were in our supply chain for some portion of the 2016 reporting year with a validated status that have since ceased operations or no longer meet the CFSI’s definition of a smelter or refiner;

2.	“Active” means active toward CFSP validation as a result of (i) committing to undergo a CFSP audit or (ii) participating in one or more of the cross-recognized certification programs; and

3.	“Not Active” means appearing on the CFSI’s Smelter Reference List but not having attained a “Validated” or “Active” status.

Our suppliers do not source from, and the tables below do not include, processing facilities that have not been identified as “known” smelters by the CFSI.

Table 1

Smelter and Refiner Validation Status Summary

	Gold	Tantalum	Tin	Tungsten	Total
Validated	80	42	55	30	2013 (99.5%)
Active	1	0	0	0	1 (0.5%)
Not Active	0	0	0	0	0 (0%)
Total	81	42	55	30	214

Table 2

Smelter and Refiner Validation Status Summary

CONFLICT MINERAL	SMELTER OR REFINER NAME	STATUS
Gold	Navoi Mining and Metallurgical Combinat	Active
Gold	Aida Chemical Industries Co., Ltd.	Validated

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Validated
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Validated
Gold	Argor-Heraeus S.A.	Validated
Gold	Asahi Pretec Corp.	Validated
Gold	Asaka Riken Co., Ltd.	Validated
Gold	Aurubis AG	Validated
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Validated
Gold	Boliden AB	Validated
Gold	C. Hafner GmbH + Co. KG	Validated
Gold	CCR Refinery - Glencore Canada Corporation	Validated
Gold	Chimet S.p.A.	Validated
Gold	Dowa	Validated
Gold	Eco-System Recycling Co., Ltd.	Validated
Gold	Elemetal Refining, LLC	Validated
Gold	Heimerle + Meule GmbH	Validated
Gold	Heraeus Ltd. Hong Kong	Validated
Gold	Heraeus Precious Metals GmbH & Co. KG	Validated
Gold	Ishifuku Metal Industry Co., Ltd.	Validated
Gold	Istanbul Gold Refinery	Validated
Gold	Asahi Refining USA Inc.	Validated
Gold	Asahi Refining Canada Ltd.	Validated
Gold	JX Nippon Mining & Metals Co., Ltd.	Validated
Gold	Kennecott Utah Copper LLC	Validated
Gold	Kojima Chemicals Co., Ltd.	Validated
Gold	LS-NIKKO Copper Inc.	Validated
Gold	Materion	Validated
Gold	Matsuda Sangyo Co., Ltd.	Validated
Gold	Metalor Technologies (Hong Kong) Ltd.	Validated
Gold	Metalor Technologies S.A.	Validated

Gold	Metalor USA Refining Corporation	Validated
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Validated
Gold	Mitsubishi Materials Corporation	Validated
Gold	Mitsui Mining and Smelting Co., Ltd.	Validated
Gold	Nihon Material Co., Ltd.	Validated
Gold	PAMP S.A.	Validated
Gold	Royal Canadian Mint	Validated
Gold	SEMPSA Joyería Platería S.A.	Validated
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Validated
Gold	Sumitomo Metal Mining Co., Ltd.	Validated
Gold	Tanaka Kikinzoku Kogyo K.K.	Validated
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	Validated
Gold	Tokuriki Honten Co., Ltd.	Validated
Gold	Umicore S.A. Business Unit Precious Metals Refining	Validated
Gold	United Precious Metal Refining, Inc.	Validated
Gold	Western Australian Mint trading as The Perth Mint	Validated
Gold	Republic Metals Corporation	Validated
Gold	Jiangxi Copper Co., Ltd.	Validated
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Validated
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Validated
Gold	Ohura Precious Metal Industry Co., Ltd.	Validated
Gold	PT Aneka Tambang (Persero) Tbk	Validated
Gold	PX Précinox S.A.	Validated
Gold	Rand Refinery (Pty) Ltd.	Validated
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Validated
Gold	Solar Applied Materials Technology Corp.	Validated
Gold	Umicore Brasil Ltda.	Validated
Gold	Umicore Precious Metals Thailand	Validated
Gold	Valcambi S.A.	Validated

Gold	Yamamoto Precious Metal Co., Ltd.	Validated
Gold	Yokohama Metal Co., Ltd.	Validated
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Validated
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	Validated
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Validated
Gold	T.C.A S.p.A	Validated
Gold	Singway Technology Co., Ltd.	Validated
Gold	MMTC-PAMP India Pvt., Ltd.	Validated
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Validated
Gold	Schone Edelmetaal B.V.	Validated
Gold	Prioksky Plant of Non-Ferrous Metals	Validated
Gold	Moscow Special Alloys Processing Plant	Validated
Gold	Kazzinc	Validated
Gold	JSC Uralelectromed	Validated
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Validated
Gold	Japan Mint	Validated
Gold	OJSC Novosibirsk Refinery	Validated
Gold	DODUCO GmbH	Validated
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Validated
Gold	Advanced Chemical Company	Validated
Gold	Torecom	Validated
Gold	DSC (Do Sung Corporation)	Validated
Tantalum	Conghua Tantalum and Niobium Smeltry	Validated
Tantalum	F&X Electro-Materials Ltd.	Validated
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Validated
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Validated
Tantalum	Ulba Metallurgical Plant JSC	Validated
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	Validated
Tantalum	H.C. Starck Co., Ltd.	Validated

Tantalum	H.C. Starck GmbH Goslar	Validated
Tantalum	H.C. Starck GmbH Laufenburg	Validated
Tantalum	H.C. Starck Hermsdorf GmbH	Validated
Tantalum	H.C. Starck Inc.	Validated
Tantalum	H.C. Starck Ltd.	Validated
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Validated
Tantalum	Global Advanced Metals Boyertown	Validated
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Validated
Tantalum	D Block Metals, LLC	Validated
Tantalum	Duoluoshan	Validated
Tantalum	Exotech Inc.	Validated
Tantalum	Global Advanced Metals Aizu	Validated
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Validated
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Validated
Tantalum	Hi-Temp Specialty Metals, Inc.	Validated
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Validated
Tantalum	Jiujiang Tanbre Co., Ltd.	Validated
Tantalum	LSM Brasil S.A.	Validated
Tantalum	Mineração Taboca S.A.	Validated
Tantalum	Solikamsk Magnesium Works OAO	Validated
Tantalum	Plansee SE Liezen	Validated
Tantalum	Plansee SE Reutte	Validated
Tantalum	Taki Chemical Co., Ltd.	Validated
Tantalum	Telex Metals	Validated
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	Validated
Tantalum	Resind Indústria e Comércio Ltda.	Validated
Tantalum	Tranzact, Inc.	Validated
Tantalum	KEMET Blue Powder	Validated
Tantalum	KEMET Blue Metals	Validated

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Validated
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	Validated
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Validated
Tantalum	FIR Metals & Resource Ltd.	Validated
Tantalum	RFH Tantalum Smeltry Co., Ltd.	Validated
Tantalum	QuantumClean	Validated
Tantalum	Molycorp Silmet A.S.	Validated
Tantalum	Metallurgical Products India Pvt., Ltd.	Validated
Tantalum	King-Tan Tantalum Industry Ltd.	Validated
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	Validated
Tin	Alpha	Validated
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Validated
Tin	PT Aries Kencana Sejahtera	Validated
Tin	CV United Smelting	Validated
Tin	EM Vinto	Validated
Tin	Fenix Metals	Validated
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Validated
Tin	China Tin Group Co., Ltd.	Validated
Tin	Malaysia Smelting Corporation (MSC)	Validated
Tin	Mineração Taboca S.A.	Validated
Tin	Minsur	Validated
Tin	Mitsubishi Materials Corporation	Validated
Tin	Operaciones Metalurgical S.A.	Validated
Tin	PT Artha Cipta Langgeng	Validated
Tin	PT Babel Inti Perkasa	Validated
Tin	PT Bangka Tin Industry	Validated
Tin	PT Belitung Industri Sejahtera	Validated
Tin	PT Bukit Timah	Validated
Tin	PT DS Jaya Abadi	Validated

Tin	PT Cipta Persada Mulia	Validated
Tin	PT Eunindo Usaha Mandiri	Validated
Tin	PT Mitra Stania Prima	Validated
Tin	PT Panca Mega Persada	Validated
Tin	PT Prima Timah Utama	Validated
Tin	PT Refined Bangka Tin	Validated
Tin	PT Sariwiguna Binasentosa	Validated
Tin	PT Stanindo Inti Perkasa	Validated
Tin	PT Timah (Persero) Tbk Kundur	Validated
Tin	PT Timah (Persero) Tbk Mentok	Validated
Tin	PT Tinindo Inter Nusa	Validated
Tin	PT Wahana Perkit Jaya	Validated
Tin	Rui Da Hung	Validated
Tin	Thaisarco	Validated
Tin	VQB Mineral and Trading Group JSC	Validated
Tin	White Solder Metalurgia e Mineração Ltda.	Validated
Tin	Yunnan Tin Company Limited	Validated
Tin	PT ATD Makmur Mandiri Jaya	Validated
Tin	O.M. Manufacturing Philippines, Inc.	Validated
Tin	PT Inti Stania Prima	Validated
Tin	Metallo-Chimique N.V.	Validated
Tin	Elmet S.L.U.	Validated
Tin	CV Ayi Jaya	Validated
Tin	CV Gita Pesona	Validated
Tin	CV Serumpun Sebalai	Validated
Tin	CV Venus Inti Perkasa	Validated
Tin	Dowa	Validated
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Validated
Tin	Melt Metais e Ligas S.A.	Validated

Tin	Metallic Resources, Inc.	Validated
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Validated
Tin	PT Bangka Prima Tin	Validated
Tin	PT Sumber Jaya Indah	Validated
Tin	Resind Indústria e Comércio Ltda.	Validated
Tin	Soft Metais Ltda.	Validated
Tin	PT Sukses Inti Makmur	Validated
Tin	PT Tommy Utama	Validated
Tungsten	A.L.M.T. TUNGSTEN Corp.	Validated
Tungsten	Kennametal Huntsville	Validated
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Validated
Tungsten	Global Tungsten & Powders Corp.	Validated
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Validated
Tungsten	Japan New Metals Co., Ltd.	Validated
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Validated
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Validated
Tungsten	Wolfram Bergbau und Hütten AG	Validated
Tungsten	Xiamen Tungsten Co., Ltd.	Validated
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Validated
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Validated
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Validated
Tungsten	H.C. Starck GmbH	Validated
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Validated
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Validated
Tungsten	Niagara Refining LLC	Validated
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Validated
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Validated
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Validated
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Validated

Tungsten	Hydrometallurg, JSC	Validated
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Validated
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Validated
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Validated
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Validated
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Validated
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Validated
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Validated
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Validated

The “Validated” smelters and refiners in the list above that report country of origin information to the CFSI reported that the Conflict Minerals processed by these facilities originated from the following countries:

Australia, Austria, Benin, Bolivia (Plurinational State of), Brazil, Burkina Faso, Burundi, Cambodia, Canada, Chile, China, Colombia, Democractic Republic of Congo, Ecuador, Eritrea, Ethiopia, France, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russia, Rwanda, Senegal, Sierra Leone, South Africa, Spain, Thailand, Togo, Uganda, United States of America, Uzbekistan, Vietnam, Zimbabwe